UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2011

GEOVIC MINING CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52646	20-5919886
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 17th Street, Suite 980 Denver, Colorado		80202
		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 476-6455

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

     On January 24, 2011, Geovic Mining Corp. (“the Company”), announced changes in senior management positions and the appointment of new officers.

     Mr. John E. (Jack) Sherborne, the current President and Chief Executive Officer of the Company, recently experienced a mild stroke. Mr. Sherborne has returned to work and is expected to make a full recovery, however, due to numerous challenges ahead, Mr. Sherborne has agreed with the Board of Directors of the Company to relinquish some of his responsibilities, including the roles of President and Chief Executive Officer, effective as of January 21, 2011, while at the same time agreeing to take on a new role in charge of the Company’s New Ventures Division.

     Michael Mason, currently a director of the Company, has been appointed as Chief Executive Officer of the Company, effective as of January 21, 2011. Mr. Mason, age 66, has been Managing Partner of Mineral Services, LLC (“Mineral Services”), a private metals marketing consulting firm owned by him, from 1996 to the present. He is also President and a Director of MBMI Resources Inc., a public nickel ore producing company. Mr. Mason has been a Director for Euromax Ltd. since May 2003 and a Director of ECU Silver Mining Inc. since April 2001. Mr. Mason has more than 35 years of experience in the marketing of precious and base metals and other commodities and is a specialist in risk management, off-take agreements and international trading, bringing unique experience to the role of Chief Executive Officer and to the Board of Directors on significant aspects of the mining industry.

     In connection with Mr. Mason’s appointment as Chief Executive Officer of the Company, Mr. Mason will receive an annual base salary, which will initially be $275,000, and will be eligible to receive a cash bonus of 150% of his annual base salary based on mutually agreed performance parameters. In addition, Mr. Mason will receive a grant of options to purchase up to 500,000 shares of the Company’s common stock under the Company’s Second Amended and Restated Stock Option Plan, which will vest only upon Mr. Mason’s satisfaction of the conditions of such performance parameters. The initial term of Mr. Mason’s employment will be one year. If Mr. Mason’s employment is terminated by the Company without cause or due to a change of control of the Company, Mr. Mason will be entitled to a lump sum payment equal to one year of his annual base salary, plus any earned bonus accrued to the date of termination. In addition, in connection with any such termination event, Mr. Mason would become 100% vested with respect to any options to purchase the Company’s common stock then held by Mr. Mason. In his capacity as a consultant to the Company through Mineral Services, pursuant to an independent contractor agreement, Mr. Mason received consulting fees and expenses paid by the Company to Mineral Services totaling $127,279.67 in 2010. The consulting arrangement with Mineral Services has been terminated.

     Barbara Filas, the Company’s Chief Administrative Officer and Executive Vice President of Corporate Development, will become President of the Company, effective as of January 21, 2011. Ms. Filas, age 55, joined the Company in February 2009 and served as Senior Vice President, Corporate Development until June 2009, when she was appointed Executive Vice President and Chief Administrative Officer. During the five years before joining the Company Ms. Filas was the President of the U.S. practice of Knight Piésold and Co., an international civil, geotechnical and environmental engineering consulting firm that provides consulting services to the Company and other clients. Ms. Filas’ compensation will be increased to $250,000 annually in connection with her appointment as President of the Company. The terms of Ms. Filas’ employment agreement with the Company, which are summarized under “Employment Agreements” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2010, will otherwise remain unchanged.

     Timothy Arnold, most recently General Manager of General Moly, Inc. in Eureka, Nevada, will join the Company on January 21, 2011 as Executive Vice President and Chief Operating Officer, replacing David Beling as Chief Operating Officer, who has retired. Mr. Arnold, age 53, served as General Manager of General Moly, Inc. since May 2008. Prior to joining General Moly, Inc., Mr. Arnold served as Vice President and General Manager for Coeur d’Alene mines for six years. Mr. Arnold graduated with a B.S. in Mining Engineering from the University of Idaho in 1982, and brings to Geovic a distinguished career in engineering and management with well-known mining companies such as Coeur D’Alene Mines, Hecla Mining, and Barrick Gold. In addition to his diverse corporate experience, Mr. Arnold has held a variety of roles and numerous directorships for mining and trade associations, including the Society for Mining, Metallurgy, and Exploration (SME), the Nevada Mining Association, the Mackay School of Mines and the Resource Development Council for Alaska.

     In connection with Mr. Arnold’s appointment as Executive Vice President and Chief Operating Officer of the Company, Mr. Arnold will receive an annual base salary, which will initially be $230,000, and will be eligible to receive an annual cash incentive bonus of up to 30% of his annual base salary. In addition, Mr. Arnold will receive a grant of options to purchase up to 300,000 shares of the Company’s common stock under the Company’s Second Amended and Restated Stock Option Plan, 40% of which will vest upon the date of grant and 30% of which will vest on the first and second anniversaries of the effective date of Mr. Arnold’s employment agreement. The initial term of Mr. Arnold’s employment will be two years, with automatic renewal for rolling two-year periods, such that the term of Mr. Arnold’s employment will be for 24 months on a continuing basis. If Mr. Arnold’s employment is terminated by the Company without cause or due to a change of control of the Company, Mr. Arnold will be entitled to a lump sum payment equal to two years of his annual base salary, plus any earned bonus accrued to the date of termination. In addition, in connection with any such termination event, Mr. Arnold would become 100% vested with respect to any options to purchase the Company’s common stock then held by Mr. Arnold and any restrictions with respect to restricted shares of the Company’s common stock then held by Mr. Arnold would immediately lapse.

     A copy of the press release announcing the changes in senior management positions and the appointment of new officers is included as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(d)

     The following exhibits are furnished herewith:

          99.1  Press Release dated January 24, 2011.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2011

GEOVIC MINING CORP.
Registrant

By: /s/ Michael Mason
Name: Michael Mason
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Description

99.1	Press Release dated January 24, 2011